Exhibit 99.1
Delek Logistics Partners, LP Increases Quarterly Cash Distribution to $1.07 per Common Limited Partner Unit

BRENTWOOD, Tenn., April 25, 2024 -- Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) today declared its quarterly cash distribution for the first quarter 2024 of $1.07 per common limited partner unit, or $4.28 per common limited partner unit on an annualized basis. This distribution represents a 4.4 percent increase over Delek Logistics’ distribution for the first quarter 2023 of $1.025 per common limited partner unit ($4.10 per common limited partner unit annualized). The first quarter 2024 cash distribution is payable on May 15, 2024, to unitholders of record on May 8, 2024.

Delek Logistics is also filing a “shelf” registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) to provide up to $500 million of additional financial flexibility going forward.

About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline, transportation, and other services for its customers in crude oil, intermediates, refined products, natural gas, storage, wholesale marketing, terminalling water disposal and recycling. Delek US Holdings, Inc. (NYSE: DK) ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics and is also a significant customer.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning future distributions, including the amounts and timing thereof, current estimates, expectations or projections about future distributions, future financial flexibility, results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are "forward-looking statements," within the meaning of federal securities laws. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and investors are cautioned that risks described in Delek Logistics’ filings with the United States Securities and Exchange Commission, among others, could cause actual performance or results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Tax Considerations
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Delek Logistics Partners, LP's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Delek Logistics Partners, LP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate for individuals or corporations, as applicable. Nominees, and not Delek Logistics Partners, LP, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Investor Relations and Media/Public Affairs Contact:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence
investor.relations@delekus.com; rosy.zuklic@delekus.com
615-767-4344

Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).

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